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                                                                  EXECUTION COPY

              THIRD AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT
                                    AGREEMENT

     THIS THIRD AMENDMENT TO THE SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this "Third Amendment") is made and entered into as of May 28, 2003 by and among DANKA BUSINESS SYSTEMS PLC, a limited liability company incorporated in England and Wales (Registered Number 1101386) ("Danka PLC"), DANKALUX SARL & CO. SCA, a Luxembourg company ("Dankalux"), and DANKA HOLDING COMPANY, a Delaware corporation ("Danka Holding") (Danka PLC, Dankalux and Danka Holding are herein each a "Company" and collectively the "Companies"), each of the other direct or indirect subsidiaries of Danka PLC party hereto (together with the Companies, the "Danka Parties"), BANK OF AMERICA, NATIONAL ASSOCIATION, each other Bank listed on the signature pages hereof (each individually, a "Consenting Bank" and collectively, the "Consenting Banks"), and BANK OF AMERICA, NATIONAL ASSOCIATION, in its capacity as agent for the Banks (in such capacity, the "Agent"):

                              W I T N E S S E T H:

     WHEREAS, the Companies, the Banks and the Agent entered into a Second Amended and Restated Credit Agreement dated as of June 14, 2002 (as amended by that certain First Amendment, dated as of November 25, 2002, that certain Second Amendment, dated as of May 8, 2003, and as further amended hereby and from time to time hereafter amended, supplemented or modified, the "Credit Agreement"), pursuant to which the Banks agreed to make certain revolving credit, term loan and letter of credit facilities available to the Companies; and

     WHEREAS, the Consenting Banks (which constitute the Majority Banks as defined in the Credit Agreement) and the Danka Parties have agreed to amend certain provisions of the Credit Agreement, all as hereinafter set forth.

     NOW, THEREFORE, in consideration of the mutual covenants set forth herein and other good and sufficient consideration, receipt of which is hereby acknowledged, the Danka Parties and the Consenting Banks do hereby agree as follows:

     1. Definitions. Any capitalized terms used herein without definition shall have the meaning set forth in the Credit Agreement.

     2. Amendments to Credit Agreement. Upon satisfaction of the terms and conditions set forth in Section 4 of this Third Amendment, the Credit Agreement shall be amended as follows:

               (a) Section 8.3(b) of the Credit Agreement is hereby amended in its entirety so that as amended it shall read as follows:

     "(b)      Minimum EBITDA to Interest. The ratio for any period of (a)
   Consolidated EBITDA for such period to (b) cumulative cash interest and bank fees payable during such period, in each case of Danka PLC and its Subsidiaries (i) for the

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   rolling four fiscal quarter period ending on June 30, 2002 to be less than
   2.11 to 1.00, (ii) for the rolling four fiscal quarter period ending on September 30, 2002 to be less than 2.37 to 1.00, (iii) for the rolling four fiscal quarter period ending on December 31, 2002 to be less than 2.56 to 1.00, (iv) for the rolling four fiscal quarter period ending on March 31, 2003 and June 30, 2003 to be less than 2.30 to 1.00, (v) for the rolling four fiscal quarter period ending on September 30, 2003, December 31, 2003, and March 31, 2004 to be less than 2.74 to 1.00, (vi) for the rolling four fiscal quarter period ending on June 30, 2004, September 30, 2004, December 31, 2004, and March 31, 2005, to be less than 3.00 to 1.00, and (vii) for the rolling four fiscal quarter period ending on June 30, 2005, September 30, 2005 and December 31, 2005 to be less than 3.25 to 1.00; or;"

     3. Amendment Fee. Each of the Danka Parties acknowledges and agrees that each Bank shall have earned on the effective date of this Third Amendment an amendment fee (the "Amendment Fee") equal to 0.10% of such Banks' Commitment; provided that the Majority Banks shall have executed and delivered to the Agent their signature page hereto on or prior to Wednesday, May 28, 2003, by 4:00 p.m. Eastern Standard Time.

     4. Effectiveness. This Third Amendment shall become effective upon (a) receipt by the Agent of an executed copy of this Third Amendment (which may be signed in counterparts and may be received by facsimile transmission) signed by the Danka Parties and the Majority Banks; (b) payment by the Danka Parties of the Amendment Fee to the Agent for the benefit of the Banks; and (c) payment of fees and reasonable expenses of the Agent and the Steering Committee and its members (including the reasonable fees and expenses of outside counsel and financial advisors for the Agent) that have been invoiced and remain outstanding prior to the effectiveness hereof, if any.

     5. Expenses. The Danka Parties agree promptly to pay or reimburse any reasonable expenses of the Agent and the Steering Committee and its members (including the reasonable fees and expenses of outside counsel and financial advisors for the Agent) incurred in connection with this Third Amendment that were not previously paid pursuant to Section 4 hereof.

     6. Acknowledgment; Release. The Danka Parties acknowledge that they have no existing defense, counterclaim, offset, cross-complaint, claim or demand of any kind or nature whatsoever that can be asserted to reduce or eliminate all or any part of any of their respective liability to pay the full indebtedness outstanding under the terms of the Credit Agreement and any other documents which evidence, guaranty or secure the Obligations. The Danka Parties hereby release and forever discharge the Agent, the Banks and all of their officers, directors, employees, attorneys, consultants and agents from any and all actions, causes of action, debts, dues, claims, demands, liabilities and obligations of every kind and nature, both in law and in equity, known or unknown, whether matured or unmatured, absolute or contingent.

     7. Entire Agreement. This Third Amendment sets forth the entire understanding and agreement of the parties hereto in relation to the subject matter hereof and supersedes any prior negotiations and agreements among the parties relative to such subject matter.

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     8.   Deemed Amendment of Other Loan Documents; Full Force and Effect. To
the extent necessary to give effect to the provisions hereof, the Security Agreement and all other Loan Documents shall be deemed amended and supplemented by the terms hereof. Except as hereby specifically amended, modified or supplemented, the Credit Agreement and all other Loan Documents are hereby confirmed and ratified in all respects and shall remain in full force and effect according to their respective terms.

     9. Counterparts. This Third Amendment may be executed in any number of counterparts (including, without limitation, counterparts sent by facsimile transmission), each of which shall be deemed an original as against any party whose signature appears thereon and all of which shall together constitute one and the same instrument.

     10. Governing Law. This Third Amendment shall in all respects be governed by the laws and judicial decisions of the State of New York.

     11. Enforceability. Should any one or more of the provisions of this Third Amendment be determined to be illegal or unenforceable as to one of the parties hereto, all other provisions nevertheless shall remain effective and binding on the parties hereto.

     12. Authorization. This Third Amendment has been duly authorized, executed and delivered by the parties hereto and constitutes a legal, valid and binding obligation of the parties hereto, except as may be limited by general principles of equity or by the effect of any applicable bankruptcy, insolvency, reorganization, moratorium or similar law affecting creditors' rights generally.

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     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.

WITNESS:                              DANKA BUSINESS SYSTEMS PLC

                                      By: /s/ Keith J. Nelsen
                                         ---------------------------------------
                                      Name: KEITH J. NELSEN
                                           -------------------------------------
                                      Title: SVP General Counsel
                                            ------------------------------------

                                      DANKA HOLDING COMPANY

                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                      NAME:  [ILLEGIBLE]
                                           -------------------------------------
                                      Title: SVP & Corporate Treasurer
                                            ------------------------------------

                                      DANKALUX SARL & CO. SCA
                                      BY: DANKALUX SARL, COMMANDITE

                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                      Name:  [ILLEGIBLE]
                                           -------------------------------------
                                      Title: Manager
                                            ------------------------------------

                                      AMERICAN BUSINESS CREDIT CORPORATION
                                      CORPORATE CONSULTING GROUP, INC.
                                      DANKA IMAGING DISTRIBUTION, INC.
                                      DANKA MANAGEMENT COMPANY, INC.
                                      DANKA MANAGEMENT II COMPANY, INC.
                                      DANKA OFFICE IMAGING COMPANY
                                      D.I. INVESTMENT MANAGEMENT, INC.
                                      HERMAN ENTERPRISES, INC. OF SOUTH FLORIDA
                                      QUALITY BUSINESS, INC.

                                      By: /s/ Keith J. Nelsen
                                         ---------------------------------------
                                      Name:  KEITH J. NELSEN
                                           -------------------------------------
                                      Title: SVP General Counsel
                                            ------------------------------------

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                                      BANK OF AMERICA, NATIONAL ASSOCIATION, as
                                      Agent and Issuing Bank, and individually as a Bank

                                      By: /s/ Dewitt W. King, III
                                         ---------------------------------------
                                      Name: DeWitt W. King, III
                                           -------------------------------------
                                      Title: Managing Director
                                            ------------------------------------

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                                      NAME OF BANK:

                                      Banc of America Securities LLC,
                                      as Agent for Bank of America, N.A.

                                      By: /s/ [ILLEGIBLE]
                                         ---------------------------------------
                                      Name:
                                      Title:

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

  Bank Signature Page To Third Amendment to Second Amended and Restated Credit
                                    Agreement

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                                      NAME OF BANK:

                                        CONTINENTAL CASUALTY COMPANY

                                                                          [SEAL]

                                      By: /s/ Marilou R. McGirr
                                         ---------------------------------------
                                      Name: Marilou R. McGirr
                                      Title: Vice President

                                      By: N/A
                                         ---------------------------------------
                                      Name:
                                      Title:

  Bank Signature Page To Third Amendment to Second Amended and Restated Credit
                                    Agreement

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                                      GOLDMAN SACHS CREDIT PARTNERS L.P.

                                      By: /s/ Albert Dombrowski
                                         ---------------------------------------
                                      Name: Albert Dombrowski
                                      Title: Authorized Signatory

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

  Bank Signature Page To Third Amendment to Second Amended and Restated Credit
                                    Agreement

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                                      NAME OF BANK:

                                      Goldman Sachs Credit Partners L.P.

                                      By: /s/ Tracy McCaffrey
                                         ---------------------------------------
                                      Name:  Tracy McCaffrey
                                      Title: Authorized Signatory

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

  Bank Signature Page To Third Amendment to Second Amended and Restated Credit
                                    Agreement

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                                      NAME OF BANK:

                                      Halcyon Restructuring Fund, L.P.

                                      By: /s/ James W. Sykes
                                         ---------------------------------------
                                      Name: James W. Sykes
                                      Title: Managing Principal
                                      At Halcyon Management Company LLC
                                      Managing General Partner of Halcyon
                                      Restructuring Fund, L.P.

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

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                                      NAME OF BANK:


                                      ------------------------------------------

                                      By: HCM/Z Special Opportunities LLC

                                      By: /s/ Daniel B. Zwim
                                         ---------------------------------------
                                      Name: Daniel B. Zwim
                                      Title: Portfolio Manager

  Bank Signature Page To Third Amendment to Second Amended and Restated Credit
                                    Agreement

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                                      NAME OF BANK:

                                      Morgan Stanley Senior Funding, Inc

                                      By: /s/ Daniel Allen
                                         ---------------------------------------
                                      Name: Daniel Allen
                                      Title: Vice President

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

  Bank Signature Page To Third Amendment to Second Amended and Restated Credit
                                    Agreement

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                                      NAME OF BANK:

                                      Special Situations Investing Group, Inc.

                                      By: /s/ Tracy McCaffrey
                                         ---------------------------------------
                                      Name: Tracy McCaffrey
                                      Title: Authorized Signatory

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

  Bank Signature Page To Third Amendment to Second Amended and Restated Credit
                                    Agreement

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                                      VAN KAMPEN
                                      PRIME RATE INCOME TRUST
                                      By: Van Kampen Investment Advisory Corp.

                                      By: /s/ Christina Jamieson
                                         ---------------------------------------
                                      Name:  CHRISTINA JAMIESON
                                      Title: VICE PRESIDENT

                                      By:
                                         ---------------------------------------
                                      Name:  CHRISTINA JAMIESON
                                      Title: VICE PRESIDENT

  Bank Signature Page To Third Amendment to Second Amended and Restated Credit
                                    Agreement

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                                      VAN KAMPEN
                                      SENIOR INCOME TRUST
                                      By: Van Kampen Investment Advisory Corp.

                                      By: /s/ Christina Jamieson
                                         ---------------------------------------
                                      Name:  CHRISTINA JAMIESON
                                      Title: VICE PRESIDENT

                                      By:
                                         ---------------------------------------
                                      Name:
                                      Title:

  Bank Signature Page To Third Amendment to Second Amended and Restated Credit
                                    Agreement

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                        [LETTERHEAD OF BANK OF AMERICA]

May 28, 2003

To: Lenders and Professionals

RE: DANKA BUSINESS SYTEMS, PLC,
    DANKALUX SARL & CO. SCA AND DANKA HOLDING COMPANY,
    SECOND AMENDED AND RESTATED CREDIT AGREEMENT
    DATED AS OF JUNE 14, 2002 (the "Credit Agreement")

Ladies and Gentlemen:

On behalf of Bank of America, N.A. as Agent, I am pleased to inform you that all the conditions precedent to the effectiveness of the Third Amendment to the referenced Credit Agreement have been satisfied and the Third Amendment is effective as of today, May 28, 2003.

Very Truly Yours,
Bank of America, N.A., as Agent


/s/ Shannon Collins
--------------------
Shannon Collins